UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2013

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 7, 2013, Allscripts Healthcare Solutions, Inc. (the “Company”) announced its results for the three months ended September 30, 2013. Further details are described in the press release issued by the Company on November 7, 2013 and furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in, or incorporated into, Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2013, the Company and Clifford B. Meltzer, Executive Vice President, Solutions Development, mutually agreed that his employment would be terminated, effective December 5, 2013. The Company anticipates entering into a separation agreement with Mr. Meltzer, pursuant to which, among other things, Mr. Meltzer’s separation will be treated as a termination without cause for purposes of calculating severance and benefits. A termination without cause under Mr. Meltzer’s existing employment arrangement provides for, among other things, (i) a cash payment in twelve equal monthly installments of one times annual salary plus target performance bonus, which totals $900,000; (ii) one year of continued health benefits; and (iii) partial accelerated vesting of his equity awards.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 7, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: November 7, 2013
	By:	/s/ Richard J. Poulton
Richard J. Poulton Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 7, 2013